Calculation of Filing Fee Tables
S-8
Uranium Royalty Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	37,721,062	$ 2.68	$ 101,092,446.16	0.0001381	$ 13,960.87
Total Offering Amounts:						$ 101,092,446.16		$ 13,960.87
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 13,960.87
Offering Note
[1]	Represents 37,721,062 shares of common stock, par value $0.001 ("Common Stock"), of Uranium Royalty Corp. (the "Company"), issuable pursuant to the Uranium Royalty Corp. 2026 Long-Term Incentive Plan (the "LTIP") and pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may become issuable under the LTIP as a result of any stock split, stock dividend, recapitalization or other similar transaction effected that increases the number of outstanding shares of Common Stock. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high ($2.80) and low ($2.56) prices of the shares of Common Stock on the Nasdaq Capital Market on July 28, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the LTIP as a result of any stock split, stock dividend, recapitalization or other similar transaction.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources